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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                          DATE OF REPORT: JULY 23, 2002
                        (Date of earliest event reported)




                             GENOMIC SOLUTIONS INC.
             (Exact name of registrant as specified in its charter)




DELAWARE                  COMMISSION FILE NO. 000-30549        38-3383038
(State of incorporation)                                 (IRS Employer I.D. No.)



                               4355 VARSITY DRIVE
                            ANN ARBOR, MICHIGAN 48108
                    (Address of principal executive offices)



                                 (734) 975-4800
              (Registrant's telephone number, including area code)


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On July 23, 2002, Ernst & Young LLP ("E&Y"), our recently engaged auditing firm, notified us that it was resigning as our independent public accountants as of that date. E&Y indicated that its resignation was not in any way related to a disagreement on any matter of Genomic Solutions' accounting principles or practices, financial statement disclosure or auditing scope or procedure. E&Y informed us that it was resigning solely because, as a result of the recently announced merger of Genomic Solutions with and into a subsidiary of Harvard Bioscience, Inc., which is expected to close in the fourth quarter of this year, E&Y did not want to review a single quarter's financial statements that would be included in the registration statement to be filed in connection with the transaction with Harvard and be dismissed when the transaction closed. Prior to its resignation, E&Y had not issued any reports or performed any review or audit procedures related to our financial statements. We engaged E&Y on May 22, 2002 when we terminated our relationship with Arthur Andersen LLP.

         There were no "disagreements" (as that term is described in Item 304(a)(1)(iv) of Regulation S-K) or "reportable events" (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the period of E&Y's engagement.

         We provided E&Y with a copy of the foregoing disclosures. Attached as
Exhibit 16 is a copy of E&Y's letter, dated July 26, 2002, stating its position in respect to such statements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


Exhibit                                                                  Filed
Number    Description                                                   Herewith

16        Letter from Ernst & Young LLP to the Securities and              X
          Exchange Commission, dated July 26, 2002

99.1      Press Release dated July 29, 2002                                X




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          GENOMIC SOLUTIONS INC.,
                                          a Delaware corporation


Date:  July 26, 2002                      By:      /s/ Steven J. Richvalsky
                                                   ----------------------------
                                                   Steven J. Richvalsky

                                          Its:     Executive Vice President
                                                   and Chief Financial Officer


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Exhibit                                                              Filed
Number   Description                                                Herewith

16       Letter from Ernst & Young LLP to the Securities and           X
         Exchange Commission, dated July 26, 2002

99.1     Press Release dated July 29, 2002                             X